                                                                   EXHIBIT 10.39


                          AMENDED AND RESTATED GUARANTY

                             [_____________] Project

                  THIS AMENDED AND RESTATED GUARANTY, dated as of November __, 2001 (this "Guaranty") made by RELIANT RESOURCES, INC., a Delaware corporation (the "Guarantor"), in favor of [_____________] TRUST, a Delaware business trust and the other Persons identified in the definition of Beneficiary below (the "Beneficiary").

                                   WITNESSETH:

                  WHEREAS, the Beneficiary, Reliant Energy [_____________], LLC, a Delaware limited liability company (by way of assignment from Reliant Energy Construction, LLC) (the "Agent"), First Union Trust Company, National Association, a national banking association ("First Union"), Apple Investments LLC, a Delaware limited liability company ("Original Owner Trust Parent"), Apple Equity Capital Trust, a Delaware business trust and Westdeutsche Landesbank Girozentrale, New York Branch have entered in a Construction Agency Agreement, dated as of April 27, 2001, as amended by Amendment No. 1 to Construction Agency Agreement, dated as of July 25, 2001, and as amended by Amendment No. 1 to Letter of Intent and Amendment No. 2 to Construction Agency Agreements dated October 23, 2001 (as so amended, the "Existing CAA");

                  WHEREAS, in connection with the Existing CAA, Guarantor entered into a Guaranty Agreement, dated as of April 27, 2001, in favor of Owner Trust (the "Original Guaranty");

                  WHEREAS, Owner Trust, Agent, First Union, Apple Investments 2001 Trust ("Owner Trust Parent"), certain lenders and agents for such lenders and equity participants have amended and restated the Existing CAA by entering into an Amended and Restated Construction Agency Agreement, dated as of November __, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Construction Agency Agreement");

                  WHEREAS, the Construction Agency Agreement requires that Guarantor amend and restate the Original Guaranty by executing and delivering this Guaranty as a condition to the obligation of Owner Trust to make Payments (as defined in the Construction Agency Agreement) thereunder, and Guarantor has concluded that it will derive substantial benefits from the transactions contemplated by the Construction Agency Agreement; and

                  WHEREAS, Guarantor is executing and delivering this Guaranty to induce Owner Trust, the lenders and equity participants to enter into the Construction Agency Agreement and to induce other Secured Parties from time to time to enter into Financing Documents (as defined in the Intercreditor Agreement) in respect of Lease Indebtedness (as defined in the Intercreditor Agreement);

                  NOW, THEREFORE, for value received, Guarantor hereby agrees with and for the benefit of Beneficiary as follows:

                                   ARTICLE I

                                  DEFINED TERMS


                  SECTION 1.01 Interpretation. In this Guaranty, unless a clear contrary intention appears:

                  (a) the singular number includes the plural number and vice versa;

                  (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (c) reference to any gender includes each other gender;

                  (d) reference to any agreement (including this Guaranty), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Guaranty and the other Operative Agreements;

                  (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (f) reference in this Guaranty to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Guaranty as a whole and not to any particular Article, Section or other provision thereof;

                  (h) "including" (and with correlative meaning "include") shall be deemed to be followed by the words "without limitation";

                  (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";




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                  (j) with reference to any time or date specified herein, time is of the essence; and

                  (k) with respect to any rights and obligations of the parties under the Operative Agreements, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

                  SECTION 1.02 Accounting Terms and Determinations. In this Guaranty, unless expressly otherwise provided, all terms of an accounting character used herein shall be construed and interpreted, and all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered shall be prepared, in accordance with GAAP, as in effect from time to time.

                  SECTION 1.03 Legal Representation of the Parties. This Guaranty was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Guaranty to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                  SECTION 1.04 Certain Defined Terms.

                  (a) The capitalized terms used herein which are defined in the Construction Agency Agreement or the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                  (b) As used in this Guaranty, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Agent" shall have the meaning set forth in the first recital to this Guaranty, provided that except for purposes of such recitals, wherever the term Agent is used in this Guaranty, it shall be deemed to include Lessee.

                  "Beneficiary" shall mean Owner Trust and with respect to the indemnification provisions of the Lease, each Lease Indemnified Person (as defined in the Lease).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close, or (b) if the applicable Business Day relates to any LIBOR Payments, any day which is a "Business Day" described in clause (a) and which is also a day for trading by and between banks in the London interbank market.





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

                  "Capital Lease" means a lease that would be recorded as a capital lease on the balance sheet of the lessee.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation), including, partnership interests in partnerships and member interests in limited liability companies.

                  "Change of Control" means the occurrence of any Person or group of related Persons, other than REI, Regco, or any of REI's or Regco's Affiliates, acquiring directly or indirectly in the aggregate more than 30% of the outstanding shares of the voting stock of Guarantor unless (a) Guarantor is a wholly-owned Subsidiary of such Person and (b) the stockholders of Guarantor immediately prior to Guarantor becoming a wholly-owned Subsidiary of such Person hold shares of stock of such Person immediately after Guarantor becomes a wholly-owned Subsidiary of such Person representing at least a majority of the voting power in such Person.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with Guarantor within the meaning of
Section 4001 of ERISA or is part of a group that includes Guarantor and that is treated as a single employer under Section 414 of the Code.

                  "Consolidated Net Debt" means, as of any date of determination, the total principal amount of Debt (other than Subordinated Affiliate Debt) outstanding on such date less all cash and short-term investments on such date, all as shown on the consolidated balance sheet of Guarantor and its Consolidated Subsidiaries.

                  "Consolidated Shareholders' Equity" means, as of any date of determination, the consolidated common equity (including common stock, additional paid in capital, retained earnings, and other comprehensive income), preferred stock, and minority interests of Guarantor and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or any other Person, the accounts of which would be consolidated with those of Guarantor in its consolidated financial statements as of such date.

                  "Construction Agency Agreement" shall have the meaning set forth in the third recital to this Agreement.




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

                  "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed except when used as part of the defined term "Change of Control").

                  "Corporate Rating" means the rating assigned by a Rating Agency (whether indicative or formal) to Guarantor as its corporate or counterparty rating, as applicable.

                  "Debt" of any Person means, at any date, without duplication,
(a) obligations for the repayment of money borrowed which are or should be shown on a balance sheet as debt, including the unreimbursed amount of any drawings under letters of credit issued for the account of such Person, (b) obligations as lessee under Capital Leases, and (c) guaranties of payment or collection of any obligations described in clauses (a) and (b) of other Persons; provided, however, that Debt shall not include (i) any guaranties that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (ii) any obligations or guaranties of performance of obligations under performance bonds or obligations to reimburse drawings under letters of credit issued to support obligations that do not represent money borrowed or raised, so long as such reimbursement obligations are paid in full within ten (10) Business Days after the date upon which such obligation arises, (iii) trade payables, (iv) customer advance payments and deposits arising in the ordinary course of such Person's business, and (v) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person.

                  "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Guaranty Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing CAA" shall have the meaning set forth in the first recital to this Agreement.

                  "Guaranty Event of Default" shall have the meaning set forth in Article V.

                  "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly).

                  "Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement, dated as of the Closing Date among [_____________] Trust, as a Borrower,





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

[_____________] Trust, as a Borrower, Signal Peak Trust, as a Borrower, [_____________] County Trust, as a Borrower, Citicorp USA, Inc., as Lender Agent, Citibank N.A., as Collateral Agent, and certain other Secured Parties and authorized representatives.

                  "Lessee" shall mean Reliant Energy [_____________], LLC, in its capacity as lessee under the Lease.

                  "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment as collateral, security interest, encumbrance, or other interest in Property to secure payment of any Debt.

                  "Margin Stock" has the meaning assigned to such term (or, in the case of Regulation T, the term "margin security") in Regulation T or U, as the case may be.

                  "Material Adverse Effect" means any material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Obligations" shall have the meaning set forth in Section 2.01(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permitted Liens" means with respect to any Person:

                  (a) Liens existing on the date hereof;

                  (b) Liens upon the Capital Stock of a Significant Subsidiary (or the Capital Stock of a holding company formed to acquire or hold such stock) (i) created at the time of the acquisition thereof or within one year after such time to only secure all or a portion of Debt constituting the purchase price for such Capital Stock or (ii) existing thereon (A) at the time of the acquisition thereof or (B) at the time at which such Subsidiary first becomes a Significant Subsidiary, so long as such Lien was in existence prior to such time;

                  (c) Liens created by Capital Leases provided that the Liens created by any such Capital Lease attach only to the Property leased to the Guarantor or one of its Subsidiaries pursuant thereto;

                  (d) purchase money Liens securing Debt (including such Liens securing Debt incurred within 12 months of the date on which such Property was acquired) provided





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

         that all such Liens attach only to the Property purchased with the proceeds of the Debt secured thereby and only secure the Debt incurred to finance such purchase;

                  (e) Liens on accounts (as defined in the applicable Uniform Commercial Code at any time in effect), receivables, notes, ownership interests, contracts or contract rights created in connection with a sale, securitization or monetization of such accounts, receivables, notes, ownership interests, contracts or contract rights, and Liens on rights of the Guarantor or any Subsidiary related to such accounts, receivables, notes, ownership interests, contracts or contract rights which are transferred to the purchaser of such accounts, receivables, notes, ownership interests, contracts or contract rights in connection with such sale, securitization or monetization; provided that such Liens secure only the obligations of the Guarantor or any of its Subsidiaries in connection with such sale, securitization or monetization;

                  (f) Liens on (i) Property owned by a Project Financing Subsidiary or (ii) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company), in each case securing any Debt which constitutes a Project Financing;

                  (g) Liens on Property of a Person which exist at the time such Person becomes a Significant Subsidiary of the Guarantor which Liens were not granted in contemplation of such Person becoming a Significant Subsidiary of the Guarantor;

                  (h) extensions, renewals or replacements of any Permitted Lien referred to in clauses (a) through (g) of this definition of "Permitted Liens", provided that the principal amount of the Debt secured thereby is no greater than the greater of (i) the outstanding principal amount of such Debt immediately before such extension, renewal, or replacement and (ii) the maximum commitment of such Debt or obligation immediately before such extension, renewal, or replacement and that any such extension, renewal or replacement Lien is limited to the Property originally encumbered thereby; and

                  (i) other Liens securing Debt not to exceed 10% of Consolidated Shareholders' Equity.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

                  "Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Guarantor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.




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

                  "Principal Trading Subsidiary" means (a) Reliant Energy Services, Inc., a Delaware corporation ("RES"), but only for so long as RES is a Subsidiary of Guarantor or (b) if RES transfers its business and assets to another Subsidiary of Guarantor, such other Subsidiary.

                  "Project Financing" means any Debt, lease or other obligations that do not constitute Capital Leases at the time such leases are entered into, in each case that are incurred to finance a project or group of projects (including any construction financing) to the extent that such Debt (or other obligations) are not recourse to the Guarantor or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary.

                  "Project Financing Subsidiary" means any Subsidiary of the Guarantor whose principal purpose is to incur Project Financing or to become an owner of interests in a Person created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                  "Rating Agencies" means (a) Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.; (b) Fitch, Inc.; and (c) Moody's Investors Service, Inc., or any successor to any of such rating agencies.

                  "Regco" means Center Point Energy, Inc., the holding company which is expected to become the publicly traded holding company (direct or indirect) of REI as part of the overall restructuring described in REI's December 31, 2000 SEC Form 10-K.

                  "Regulation T" and "Regulation U" means Regulation T and U, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation T or U, as the case may be, and having substantially the same function.

                  "REI" means Reliant Energy, Incorporated, a Texas corporation.

                  "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  "Reportable Event" means any of the events specified in
Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

                  "Responsible Officer" means the chief financial officer, the chief accounting officer, the senior vice president-finance, the treasurer, an assistant treasurer, or the comptroller





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of Guarantor or any other officer of Guarantor whose primary duties are similar to the duties of any of the previously listed officers.

                  "Responsible Trust Officer" means a "Responsible Officer", as such term is defined in the Trust Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Parties" shall have the meaning set forth in the Intercreditor Agreement.

                  "Significant Subsidiary" means, as of any date, any Subsidiary of Guarantor (other than a Project Financing Subsidiary) having plant, property, and equipment net of accumulated depreciation as of the most recent fiscal year end equal to or greater than 10% of Guarantor's consolidated plant, property, and equipment net of accumulated depreciation as of the most recent fiscal year end based on the financial reports which have been delivered under Section 3.01(a).

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subordinated Affiliate Debt" means all Debt of Guarantor and its Subsidiaries to REI or its Subsidiaries which are not Subsidiaries of Guarantor that is subordinated to the obligations under this Guaranty under subordination terms substantially similar to or more restrictive than the subordination terms listed on the attached Exhibit 1.01.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which more than 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person.

                  "Termination Date" shall have the meaning set forth in Section 6.05.

                  SECTION 1.05 Amendment and Restatement. This Guaranty amends and restates in its entirety the Original Guaranty and, upon effectiveness of this Guaranty, the terms and provisions of the Original Guaranty shall be superseded hereby; provided that nothing contained herein shall be construed as a novation of the Original Guaranty.





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                                   ARTICLE II

                            GUARANTEE AND INDEMNITIES


                  SECTION 2.01 Guarantee of Obligations Under Operative Agreements.

                  (a) The Guarantor hereby confirms and reaffirms its obligations under the Original Guaranty. Guarantor irrevocably and unconditionally guarantees to Beneficiary the due, complete and punctual performance and observance of all payment obligations of Agent and Lessee under the Operative Agreements, and the due, complete and punctual performance of, and compliance with, each and all other obligations, covenants and agreements of Agent and Lessee under the Operative Agreements (in each case, including any and all indemnities and liabilities for breach of covenant or warranty now or hereafter incurred by Agent or Lessee to Beneficiary arising pursuant or with respect to the Operative Agreements), in each case strictly in accordance with the terms thereof (all such obligations and other covenants, indemnities and agreements being referred to herein as the "Obligations"). In the event that Agent or Lessee fails to pay, perform or observe duly, completely and punctually any Obligation when and as the same shall be due and payable, or required to be observed or performed, as the case may be, in accordance with the terms of the applicable Operative Agreement, Guarantor shall forthwith pay, perform or observe, as the case may be, such Obligation or cause the same forthwith to be paid, performed or observed, as the case may be, within five (5) Business Days following Guarantor's receipt of written notice of such failure signed by a Responsible Trust Officer of Beneficiary to pay, perform or observe, as the case may be, regardless of whether or not Beneficiary or anyone on behalf of Beneficiary shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Agent, Lessee or any other Person or entity to compel any such performance or observance or to collect all or any part of such amount pursuant to the provisions of the Operative Agreements or at law or in equity, or otherwise, and regardless of any other condition or contingency.

                  (b) Guarantor agrees to pay within five (5) Business Days following Guarantor's receipt of written demand signed by a Responsible Trust Officer of Beneficiary (which demand shall itemize in reasonable detail the expenses for which demand is made by Beneficiary) any and all reasonable expenses (including reasonable attorneys' fees and disbursements) that may be paid or incurred by Beneficiary in enforcing any rights with respect to, or collecting, any or all payments due pursuant to the terms of the Operative Agreements and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty (whether pursuant to Section 2.01(a) or any other provision hereof); provided, that Guarantor shall not be liable for any expenses of Beneficiary if no payment under the Operative Agreements or this Guaranty is due or determined to be due.




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                  SECTION 2.02 Unconditional Obligations. This Guaranty is a
primary obligation of Guarantor independent of the obligations of Agent or Lessee under any Operative Agreement, and is an unconditional, absolute, present and continuing obligation and guarantee of payment and performance (and not merely of collection), and the validity and enforceability of this Guaranty shall be absolute and unconditional irrespective of, and, shall not be impaired, affected or in any way conditioned or contingent upon (a) the making of a demand (other than a demand on Guarantor as specifically provided in this Guaranty), the institution of any suit or the taking of any other action to enforce performance or observance by the Agent or Lessee of any of the Obligations, (b) the validity, regularity or enforceability of any Operative Agreement or any of the Obligations or any collateral security, other guarantee, if any, or credit support therefor or right of offset with respect thereto at any time or from time to time held by Beneficiary, (c) any defense, setoff or counterclaim (other than the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations) that may at any time be available to or be asserted by Agent, Lessee or Guarantor against Beneficiary, (d) any attempt to collect from Agent, Lessee or any other entity or to perfect or enforce any security or (e) any other action, occurrence or circumstance whatsoever which might otherwise constitute a defense available to, or a legal or equitable discharge of, Agent, Lessee or Guarantor. Guarantor waives any requirement that Beneficiary shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Agent, Lessee or any other Person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Operative Agreements or at law or in equity, or otherwise.

                  SECTION 2.03 Amendments, etc., With Respect to the Obligations. Guarantor shall remain obligated hereunder and this Guaranty shall remain in full force and effect without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor, notwithstanding that (a) any demand for payment or performance or observance of any of the Obligations made by Beneficiary may be rescinded by Beneficiary and any of the other Obligations continue to be in effect; (b) the Obligations, or the liability of any other Person for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may be renewed, extended, amended, modified, accelerated (in each case in accordance with the terms of the Operative Agreements), compromised, waived, surrendered or released by Beneficiary; (c) any Operative Agreement, or any collateral security document or other guarantee or document executed and delivered in connection therewith or related thereto, may be amended, modified, supplemented or terminated, in each case in accordance with its terms, as the parties thereto may deem advisable; (d) any collateral security, guarantee or right to offset held by Beneficiary for the payment, performance or observance of the Obligations may be sold, exchanged, waived, surrendered or released; or (e) any default with respect to any Obligation may be waived by Beneficiary, in each case other than with respect to the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations. Beneficiary shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.




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

                  Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives to the fullest extent permitted by Applicable Laws any and all defenses, counterclaims or offsets which it might or could have by reason thereof (other than the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations), it being understood that Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until the Termination Date.

SECTION 2.04 Guarantor's Obligations Not Affected. Guarantor expressly agrees that the duties and obligations of Guarantor under this Guaranty shall remain in full force and effect, without the necessity of any reservation of rights against Guarantor or notice to or further assent by Guarantor at any time and from time to time, in whole or in part, and without regard to, and shall not be impaired, released, discharged, terminated or affected by any of the following actions or the occurrence of any of the following events:

                  (a) any extension, modification, amendment or renewal of, termination, addition or supplement to, or deletion from, any of the terms of or indulgence with respect to, or substitutions for, or the taking of any action or the giving of any consent with respect to, the Obligations or any part thereof or any Operative Agreement or other agreement relating thereto at any time;

                  (b) any failure, refusal or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any Operative Agreement or other agreement relating thereto;

                  (c) any waiver of any right, power or remedy or of any default with respect to the Obligations or any part thereof or any Operative Agreement or other agreement relating thereto or to provide for any insurance on the Facility, or to establish or maintain the priority or perfection of any interest in the Facility;

                  (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral security or other guarantees with respect to the Obligations or any part thereof, or any other obligation of any Person with respect to the Obligations or any part thereof;

                  (e) the lack of genuineness, unenforceability, impossibility of performance or invalidity of the Obligations or any part thereof or the lack of genuineness, unenforceability, impossibility of performance or invalidity of any Operative Agreement or other agreement relating thereto or the power or authority or lack of power or authority of Agent or Lessee to execute and deliver the Operative Agreements or to perform any of its obligations thereunder or the lack of existence or continuance of Agent, Lessee or any other Person as a legal entity;




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

                  (f) any change in the ownership of Agent or Lessee or the insolvency, bankruptcy or any other change in the legal status of Agent or Lessee or any rejection, modification or release of the obligations of Agent, Lessee or those of any Person under the Operative Agreements as a result of any bankruptcy, reorganization, insolvency or similar proceeding;

                  (g) the change in or the imposition of any Applicable Laws or other governmental act that does or might impair, delay or in any way affect the validity, enforceability, or the payment when due, of the Obligations to the extent not prohibited by Applicable Laws or otherwise;

                  (h) the existence of any claim, counterclaim, setoff or other rights that Guarantor may have at any time against Agent or any other Person in connection herewith or with an unrelated transaction (other than the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations);

                  (i) any merger or consolidation of Agent, Lessee or Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of Agent, Lessee or Guarantor to any other Person;

                  (j) the rights, powers or privileges Beneficiary may now or hereafter have against any Person or collateral;

                  (k) any assignment of any Operative Agreement or subletting of the Facility or any part thereof or any transfer, sale or other disposition of the Facility or any destruction of the Facility or any failure of title with respect to any interest in the Facility of Beneficiary, Agent or Lessee;

                  (l) any exercise by the Agent of its Purchase Option or Lease Option under the Construction Agency Agreement or any exercise by Beneficiary of its Owner's Remarketing Requirement under the Construction Agency Agreement in respect of some or all Purchase Agreements or some or all Equipment or any exercise by Lessee of its Lease Purchase Option or Lease Remarketing Option under the Lease in respect of the Facility;

                  (m) the failure of Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

                  (n) any other action, omission, occurrence or circumstance whatsoever which may in any manner or to any extent constitute a legal or equitable defense of Guarantor (other than the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations) or vary the risk, prejudice any rights of subrogation, limit the recourse or effect a discharge of Guarantor hereunder as a matter of law or otherwise

         (other than the defense of prior payment or performance by Guarantor, Agent, Lessee or otherwise of the Obligations);

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, that are not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment, observance or performance to Beneficiary of Agent's and Lessee's obligations under the Operative Agreements, and then only to the extent of such payments, observance or performance.

                  In order to hold Guarantor liable hereunder, there shall be no obligation on the part of Beneficiary at any time to enforce or attempt to enforce any right or remedy against Agent or Lessee or to resort to any collateral, property or estates or any other rights or remedies whatsoever. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder but without duplication of payment as and when, from time to time, Agent or Lessee shall default under the terms of any of the Operative Agreements and that notwithstanding the recovery hereunder for or in respect of any given default by Agent or Lessee under any of the Operative Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default. Each and every default in any payment, observance or performance of any Obligation of Agent or Lessee under the Operative Agreements shall give rise to a separate claim and cause of action hereunder, and, subject to the Intercreditor Agreement, separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

                  SECTION 2.05 Waiver by Guarantor. Guarantor unconditionally waives and releases, to the fullest extent permitted by Applicable Laws, any and all (a) notices of the acceptance of this Guaranty by Beneficiary and of any change in the financial condition of Agent; (b) notices of the creation, renewal, extension or accrual of any Obligation or any of the matters referred to in Section 2.04 or any notice of or proof of reliance by Beneficiary upon this Guaranty or acceptance of this Guaranty (the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty and all dealings between Agent, Lessee or Guarantor and Beneficiary shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty); (c) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of Beneficiary against Guarantor; (d) right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defense of prior payment or prior performance by Guarantor, Agent, Lessee or otherwise of the Obligations; (e) all rights, defenses and remedies accorded by Applicable Laws to guarantors or sureties, including any extension of time conferred by any law now or hereafter in effect; (f) right or claim of right to cause a marshaling of the assets of Agent or Lessee or to cause Beneficiary to proceed against Agent or Lessee or any collateral held by Beneficiary at any time or in any particular order; (g) rights to the enforcement, assertion or exercise by Beneficiary of any right, power, privilege or remedy conferred herein or in any Operative Agreement or otherwise, except as specified in the Operative Agreements; (h) requirements of promptness or diligence on the part of Beneficiary; (i) notices of the sale, transfer or other disposition of any right, title to or interest in any Operative Agreement; (j) demand of payment by Beneficiary or any other Person from Agent or any other Person indebted or in any manner liable on or for the Obligations hereby guaranteed; (k) presentment for payment by Beneficiary or any other Person of the Obligations, protest thereof and notice of dishonor to any party; or (l) other circumstances whatsoever (except the defense of prior payment or prior performance by Guarantor, Agent, Lessee or otherwise of the Obligations) which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

                  SECTION 2.06 Payments; Taxes. (a) All payments hereunder shall be made by wire transfer of immediately available United States dollar funds to such account at such financial institution as Beneficiary may from time to time designate in writing.

                  (b) All payments by Guarantor shall be made free and clear of and without deduction for any and all present or future Impositions. If Guarantor shall be required by Applicable Law to deduct any Impositions from or in respect of any amounts payable hereunder, (i) the amounts payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.06), the recipient shall receive an amount equal on an After-Tax-Basis to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions, and (iii) Guarantor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with all Applicable Laws. Within 15 days after the date of any deduction of any Imposition, Guarantor will furnish to the relevant Person, the Agent and the Trustee, the original or a certified copy of a receipt or other documentation evidencing payment thereof as is reasonably acceptable to such recipient.

                  (c) Each of the Operative Agreements has been entered into on the basis of the intention set forth in Section 15.1 of the Construction Agency Agreement, Section 10.17 of the Credit Agreement and Section 25.1 of the Lease. The Guarantor agrees and covenants that it shall not (unless required to do so under Applicable Law) file any tax return, statement or schedule or take any action inconsistent with such treatment.

                  (d) All obligations of Guarantor pursuant to this Section 2.06 shall survive the expiration, cancellation or termination of this Guaranty.

                  SECTION 2.07 Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is invalidated, voided, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be repaid, restored or returned to a trustee, receiver or any other Person by Beneficiary upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of Agent, Lessee or Guarantor, or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Agent, Lessee or Guarantor or any substantial part of such Person's respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or any Operative Agreement.

                                  ARTICLE III

                             COVENANTS OF GUARANTOR


                  Guarantor covenants and agrees that so long as any Obligation remains outstanding and so long as Beneficiary has any obligation to make Payments to or lease the Facility to Agent, Lessee or any Seller (as defined in the Construction Agency Agreement) under any Operative Agreement, Guarantor will, unless Beneficiary shall otherwise consent in writing, comply with the following covenants:

                  SECTION 3.01 Affirmative Covenants. Guarantor hereby covenants and agrees as follows:

                  (a) Financial Information. Guarantor will provide the following to the Beneficiary and the Lender Agent:

                  (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of Guarantor, a consolidated balance sheet of Guarantor and the Consolidated Subsidiaries of Guarantor as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows setting forth in comparative form the figures for the previous fiscal year (to the extent they exist), together with a report thereon by independent certified public accountants of nationally recognized standing selected by Guarantor (which requirement may be satisfied by Guarantor's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

                  (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Guarantor, beginning with the fiscal quarter ending March 31, 2002, unaudited consolidated financial statements of Guarantor and the Consolidated Subsidiaries of Guarantor consisting of at least a consolidated balance sheet as at the close of such quarter and statements of consolidated income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may be satisfied by Guarantor's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the SEC), accompanied by a certificate of a Responsible Officer of Guarantor to the effect that such unaudited financial statements present fairly the consolidated financial condition and results of operations of Guarantor and the Consolidated Subsidiaries of Guarantor as of such date for the period then ending;

                  (iii) with each set of statements to be delivered above, a certificate in a form satisfactory to Beneficiary, signed by a Responsible Officer of Guarantor confirming compliance with Section 3.02(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and stating that no Default or Guaranty Event of Default has occurred and is continuing or, if there is any Default or Guaranty Event of Default, describing it and the steps, if any, being taken to cure it and describing all Subordinated Affiliate Debt then outstanding, if any, and giving the name and address for notices of the maker and payee thereof;

                  (iv) (A) within 10 days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) current reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-K or 10-Q or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by Guarantor with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of Guarantor becomes aware of the occurrence thereof, written notice of (x) any Guaranty Event of Default or any Default, which notice shall include a list of any Subordinated Affiliate Debt then outstanding which was not included on the most recent list delivered pursuant to Section 3.01(a)(iii), including the name and address for notices of the maker and payee of such Subordinated Affiliate Debt, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving Guarantor or any Subsidiary of Guarantor which could, reasonably be expected to have a Material Adverse Effect on Guarantor or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving Guarantor or any Subsidiary of Guarantor that would have a Material Adverse Effect on Guarantor, or (z) the incurrence by Guarantor or any Significant Subsidiary of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan,
         (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or Guarantor or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $100,000,000; and (C) such other information relating to Guarantor or its business, properties, condition and operations as Beneficiary (or Lender Agent or Collateral Agent through Beneficiary) may reasonably request; and

                  (v) any change in the Corporate Rating by any Rating Agency, or the issuance by an additional Rating Agency of a Corporate Rating, promptly upon the effectiveness of such change or issuance.

Information required to be delivered pursuant to the foregoing Sections 3.01(a)(i), (ii), and (iv)(A) shall be deemed to have been delivered on the date on which such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified by the Guarantor in writing to the Administrative Agent and accessible by Beneficiary, any Certificate Participant, any Lender or any other Secured Party without charge; provided that if any Lender, Certificate Participant or any other Secured Party requests delivery of such information, Guarantor shall deliver paper copies of such information to Administrative Agent or the Collateral Agent as appropriate (who shall deliver copies to the requesting Lender or Certificate Participant).

                  (b) Existence; Laws. Guarantor will and will cause each Subsidiary of Guarantor to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its corporate existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, in each case where the failure to do so, individually or in the aggregate, would have a Material Adverse Effect on Guarantor.

                  (c) Access. At any reasonable time and from time to time (but no more often than once each calendar year if no Default has occurred and is continuing), Guarantor will permit up to three representatives of Lenders designated by the Administrative Agent or the Collateral Agent, in each case acting jointly, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Guarantor and to discuss the general business affairs of Guarantor with its officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as Guarantor shall deem necessary based on reasonable considerations of safety and security; provided, however, that notwithstanding the provisions of Section 9.1 of the Credit Agreement (or the comparable provision of any other Financing Document),
Section 12.1 of the Construction Agency Agreement and Section 22.1 of the Lease, Administrative Agent and the Lenders, as the case may be, assume sole responsibility for the condition of any Property of Guarantor so visited and inspected, the access and egress thereto, and any hazard or defect therein or thereon, and assume all responsibility for and hereby release and indemnify Guarantor and its Affiliates and their officers, directors, employees, and agents against any claim for damage or injury to or by such representatives or to Guarantor's Property which may be occasioned by inspection and visitation of Guarantor's Property; provided, further, however, that neither Guarantor nor any of its Subsidiaries shall be required to disclose to Administrative Agent and any Lender, or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. The expense of any exercise by the Administrative Agent or the Collateral Agent and the Lenders of their rights under this Section 3.01(c) shall be for the account of the Collateral Agent and the Lenders, as applicable unless a Default has occurred and is continuing at the time of the request or visit.

                  (d) Insurance. Guarantor will and will cause each Subsidiary to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that Guarantor or such Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks, except where failure to so maintain insurance would not have a Material Adverse Effect.

                  (e) Use of Proceeds. Guarantor will cause Agent to use the proceeds of any Advance Payments made or issued by the Owner Trust to it for the purposes set forth in the Construction Agency Agreement, and not use the proceeds of any Advance Payments made or issued by the Owner Trust for any purpose that would violate the provisions of the Construction Agency Agreement. Guarantor will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

                  (f) Maintenance of Properties. Guarantor will preserve and maintain, and will cause each Significant Subsidiary to preserve and maintain, all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of Guarantor are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times, in each case unless failing to take the actions described above would not result in a Material Adverse Effect; provided, however, that nothing in this Section 3.01(f) shall prevent (i) Guarantor from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of Guarantor), the retention of which in the good faith judgment of Guarantor is inadvisable or unnecessary to the business of Guarantor or (ii) any other transaction that is expressly permitted by the terms of any other provision of this Guaranty, including, but not limited to, any transaction permitted under Section 3.02(b).

                  (g) Pari Passu Debt. Guarantor will assure that the obligations of Guarantor under this Guaranty shall at all times rank at least pari passu with all other unsecured and unsubordinated Debt of Guarantor (other than Debt which is mandatorily preferred by laws or regulations of general application).

                  SECTION 3.02 Negative Covenants. Guarantor further covenants and agrees as follows:

                  (a) Financial Ratio. Guarantor will not permit the ratio of
(i) Consolidated Net Debt to (ii) the sum of Consolidated Shareholders' Equity, Consolidated Net Debt, and Subordinated Affiliate Debt to exceed 0.6 to 1.0.

                  (b) Sale of Assets. Except as permitted under Section 3.02(c), Guarantor will not sell, assign, transfer or otherwise dispose of all or substantially all of its assets other than to one of its Subsidiaries.

                  (c) Consolidation or Merger. Guarantor will not consolidate with, or merge into, or amalgamate with or into any other Person unless (i) both before and after giving effect to such merger or consolidation, there exists no Default or Guaranty Event of Default and (ii) either (A) Guarantor is the surviving Person or (B) if Guarantor is not the surviving Person, the surviving Person shall be incorporated or organized under the laws of the District of Columbia or a state of the United States of America and shall expressly assume in writing in form and substance reasonably satisfactory to Beneficiary all of the liabilities and obligations of Guarantor hereunder.

                  (d) Liens. Guarantor will not and will not permit any Significant Subsidiary of Guarantor to, create, incur, or suffer to exist any Lien in, of or on the Property of Guarantor or any of its Significant Subsidiaries, except Permitted Liens.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR


                  Guarantor hereby represents and warrants as follows:

                  SECTION 4.01 Corporate Status of Guarantor. Guarantor (i) is validly organized and existing as a corporation and in good standing under the laws of the State of Delaware; (ii) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Guarantor; and (iii) has the corporate power and authority to conduct its business, as presently conducted.

                  SECTION 4.02 Corporate Status of Subsidiaries of Guarantor. Each Subsidiary of Guarantor (i) is validly organized and existing and, if applicable, in good standing under the laws of the jurisdiction of its formation and is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Guarantor and (ii) has the power and authority to conduct its business, as presently conducted, except where the failure to have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect on Guarantor.

                  SECTION 4.03 Corporate Powers. Guarantor has the corporate power to execute, deliver and perform and comply with its obligations under this Guaranty. This Guaranty has been duly executed and delivered on behalf of Guarantor.

                  SECTION 4.04 Authorization; No Conflict, Etc. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Guarantor and do not and will not (i) violate any law, any order to which Guarantor is subject of any court or other Governmental Authority, or the certificate of incorporation or bylaws (each as amended from time to time) of Guarantor; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement relating to indebtedness for borrowed money to which Guarantor is a party or by which Guarantor, or any of its property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect on Guarantor); or (iii) result in, or require, the creation or imposition of any material Lien upon any of the properties of Guarantor.

                  SECTION 4.05 Governmental Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Guarantor of this Guaranty.

                  SECTION 4.06 Obligations Binding. This Guaranty is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms (assuming due and valid authorization, execution and delivery of this Guaranty by any party other than Guarantor), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.07 Margin Stock. Neither Guarantor nor any Subsidiary of Guarantor is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  SECTION 4.08 Investment Company Act; PUHC Act of 1935. Neither Guarantor nor any Subsidiary of Guarantor is (i) an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

                  SECTION 4.09 Material Adverse Change. From April 30, 2001 through the date hereof, no circumstance or condition has occurred that would have a Material Adverse Effect.

                  SECTION 4.10 Litigation. Except as disclosed in Guarantor's Prospectus dated April 30, 2001 or in Guarantor's most recent Form 10-K, 10-Q or 8-K filed with the SEC, there is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of Guarantor, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Guaranty or (ii) in which there is a likelihood of an adverse decision that would have a Material Adverse Effect.

                  SECTION 4.11 ERISA. Neither Guarantor nor any Significant Subsidiary has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by Guarantor or any Commonly Controlled Entity from any Multiemployer Plan or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 4.11, is likely to result in a material liability or deficiency of Guarantor or any Significant Subsidiary. As used in this Section 4.11, any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 4.11 at any one time outstanding, individually and in the aggregate, is less than $100,000,000.

                  SECTION 4.12 Financial Statements. The audited consolidated financial statements of Guarantor dated as of December 31, 2000, copies of which have been delivered to the Beneficiary and the lenders and equity participants under the Construction Agency Agreement as part of Guarantor's Prospectus dated April 30, 2001, present fairly the financial condition and results of operations of Guarantor and its Subsidiaries as of December 31, 2000 and for the periods then ended, in accordance with GAAP.

                  SECTION 4.13 No Violation. Guarantor is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental

Authority that, individually or in the aggregate, would have a Material Adverse Effect on Guarantor.

                  SECTION 4.14 Ownership of Agent. Guarantor directly or indirectly is the beneficial and legal owner of 100% of the membership interests of Agent or Lessee as applicable.

                  SECTION 4.15 Title to Properties. Each of Guarantor and any Subsidiary of Guarantor has good title to the Properties reflected in the financial statements referred to in Section 4.12 and in any financial statements delivered pursuant to Section 3.01(a), except for (i) Permitted Liens, (ii) failures of title that would not have a Material Adverse Effect and (iii) such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements.

                                   ARTICLE V

                           GUARANTY EVENTS OF DEFAULT


                  SECTION 5.01 Guaranty Events of Default. If any of the following events (each a "Guaranty Event of Default") shall occur and be continuing:

                  (a) Guarantor fails to make payment of any Obligation when due;

                  (b) Any representation or warranty made by Guarantor under or in connection with Article IV shall prove to have been incorrect in any material respect when made or deemed made and such materiality shall be continuing;

                  (c) Guarantor shall fail to perform or comply with any one or more of its obligations under Sections 3.01(a)(iv)(B)(x), 3.02(b), 3.02(c) or 3.02(d);

                  (d) Guarantor shall fail to perform or comply with any one or more of its obligations under this Guaranty (other than those set forth in Section 5.01(a) or (c)) and such failure to perform or comply shall not have been remedied within thirty (30) days after the earlier of notice to Guarantor by Beneficiary or the Administrative Agent or discovery thereof by a Responsible Officer of Guarantor;

                  (e) (i) Guarantor, any Significant Subsidiary or the Principal Trading Subsidiary fails to pay when due (either at stated maturity or by acceleration or otherwise but after applicable grace periods) any principal or interest in respect of any Debt of such Person if such due but unpaid amount of such Debt of such Person exceeds $100,000,000; or
         (ii) any Debt of the Guarantor, any Significant Subsidiary or the Principal Trading Subsidiary becomes due and payable prior to its specified maturity as a result of an event of default (however described) if the aggregate amount of all such Debt that becomes due prior to its stated maturity exceeds $100,000,000; provided, however, that this clause (ii) shall not apply to any payment required to be made under a guaranty described in clause (c) of the definition of Debt;

                  (f) A final judgment or decree shall be rendered against Guarantor, any Significant Subsidiary or the Principal Trading Subsidiary for the payment of money which, together with all other such judgments or decrees then outstanding and unsatisfied against such Person exceeds $100,000,000 in aggregate amount and the same shall remain undischarged for a period of 90 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated;

                  (g) (i) Guarantor shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) the occurrence of any "accumulated funding deficiency" (as defined in Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of Guarantor or any Commonly Controlled Entity, (C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such items (A) through (F) above results in or is likely to result in a material liability or deficiency of Guarantor; provided, however, that for purposes of this Section 5.01(g), any liability or deficiency of Guarantor shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 5.01(g) at any one time outstanding, individually and in the aggregate, is less than $100,000,000, or (ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect on Guarantor; or

                  (h) (i) There shall be commenced against the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary any case, proceeding or other action (A) seeking a decree or order for relief in respect of the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or similar relief of or in respect of the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary or its debts under any applicable domestic or foreign law or

         (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary or of any substantial part of its Properties, or the liquidation of its affairs, and such petition is not dismissed within 90 days or (ii) a decree, order or other judgment is entered in respect of any remedies, reliefs or other matters for which any petition referred to in (i) above is presented, and such decree, order or other judgment is not dismissed within 90 days or (iii) there shall be commenced against the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof;

                  (i) (A) The commencement by the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law (i) seeking to have an order of relief entered with respect to it, (2) seeking to be adjudicated a bankrupt or insolvent, (3) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (4) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary or of any substantial part of its Properties, (B) the making by the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary of a general assignment for the benefit of creditors, (C) the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (A) or (B) above or in Section 5.01(h), or (D) the admission by the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary in writing of its inability to pay its debts generally as they become due or the failure by the Guarantor or any of its Significant Subsidiaries or the Principal Trading Subsidiary generally to pay its debts as such debts become due; or

                  (j) A Change of Control shall occur.

Upon the occurrence of any Guaranty Event of Default, Beneficiary may exercise any right or remedy that may be available hereunder, under any Operative Agreement or under any Applicable Laws subject to the Intercreditor Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.01 No Waiver; Cumulative Remedies. The failure or delay of Beneficiary in exercising any right or remedy granted it hereunder shall not operate as a waiver of such right or remedy or be construed to be a waiver of any breach of any of the terms and conditions hereof or to be an acquiescence therein. Each and every right, power and remedy herein specifically given to Beneficiary shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. A waiver by Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Beneficiary would otherwise have.

                  SECTION 6.02 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be given in accordance with, and at the addresses set forth in, Section 12.2 of the Construction Agency Agreement, and in the case of Guarantor to the following address:

                  Reliant Resources, Inc.
                  1111 Louisiana Street, 47th Floor
                  Houston, Texas  77002
                  Attention:     Rex Clevenger
                  Telephone:     (713) 207-3160
                  Facsimile:     (713) 207-0988

                  With a copy to:

                  Reliant Resources, Inc.
                  1111 Louisiana Street, 43th Floor
                  Houston, Texas  77002
                  Attention:        Michael Jines
                  Telephone:        (713) 207-7465
                  Facsimile:        (713) 207-0116


                  SECTION 6.03 Amendments and Waivers; Successors and Assigns.

                  (a) Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by

Guarantor and Beneficiary and any other Person as required under Section 5 of the Intercreditor Agreement.

                  (b) This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of Beneficiary and its successors and assigns.

                  (c) Guarantor shall not assign any of its obligations hereunder without the express prior written consent of Beneficiary. Any such purported assignment by Guarantor shall be null and void.

                  SECTION 6.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.05 Termination. Subject to the provisions of Section 2.07, this Guaranty and Guarantor's duties and obligations hereunder shall remain in full force and effect and be binding in accordance with its terms, until the date on which all Obligations and the obligations of Guarantor hereunder shall have been satisfied by payment and performance in full (the "Termination Date").

                  SECTION 6.06 Entire Agreement. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral between or among Guarantor and Beneficiary with respect to the subject matter hereof.

                  SECTION 6.07 Article Headings. The headings of the various Articles and Sections of this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                  SECTION 6.08 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANOTHER JURISDICTION).

                  SECTION 6.09 Submission to Jurisdiction; Waivers; Service of Process. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) SUBMITS, FOR ITSELF AND ITS PROPERTY, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF

         THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY DELIVERING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED TO IT AT ITS ADDRESS SET FORTH IN
         SECTION 6.02 OR AT SUCH OTHER ADDRESS AS IT SHALL HAVE GIVEN NOTICE OF TO BENEFICIARY;

                  (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND

                  (v) WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR THE OTHER OPERATIVE DOCUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  SECTION 6.10 Waiver of Jury Trial. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THERETO.

                  SECTION 6.11 Subrogation. Guarantor hereby acknowledges and agrees that any rights of Guarantor hereunder to bring any action or exercise any remedy to recover from Agent or Lessee as a result of Guarantor's payment or performance of the Obligations, whether by way of subrogation or otherwise, may not be enforced until all amounts due or that may become due from Agent under the Operative Agreements shall have been paid in full to the parties entitled thereto and all obligations of Beneficiary under the Operative Agreements, whether to a Seller or to the Agent, shall have terminated. Guarantor agrees (i) not to take any action to hinder or delay the exercise of any right or remedy granted to Beneficiary under any Operative Agreement or any law applicable thereto and (ii) not to exercise or pursue any other rights, remedies, powers, privileges or benefits of any kind hereunder (whether available to

Guarantor hereunder or at law or in equity) until such time as all amounts due from Agent under the Operative Agreements have been paid in full to the parties entitled thereto.

                  SECTION 6.12 Survival. All warranties, representations and covenants made by Guarantor herein or in any certificate or other instrument delivered by it under this Guaranty shall be considered to have been relied upon by Beneficiary and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by Beneficiary. All statements in any such certificate or other instrument shall constitute warranties and representations by Guarantor hereunder.

                  SECTION 6.13 Counterparts. This Guaranty may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and it shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart.

                  SECTION 6.14 Separate Claims. Notwithstanding anything to the contrary contained in this Guaranty as to the absolute and unconditional nature of this Guaranty or any waivers by Guarantor under this Guaranty, following any payment or performance in full by Guarantor of any amounts due under this Guaranty, no provision of this Guaranty shall limit the right of the Guarantor, the Agent, the Lessee or any of their Affiliates to assert against the Beneficiary or any Person claiming by, through or under Beneficiary in a separate proceeding any claim arising out of a breach by any such Person.

                            [signature page follows]

                  IN WITNESS WHEREOF, Guarantor has caused this Amended and Restated Guaranty to be executed as of the day and year first set forth above.




                                            RELIANT RESOURCES, INC.


                                            By:
                                               -------------------------------

                                               Name:
                                               Title:

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF SECTION 1.05

[_____________] TRUST


By:    First Union Trust Company,
       National Association, not in
       its individual capacity, but
       solely as Trustee

       By:
          -----------------------------
           Name:  Michael W. Orendorf
           Title: Vice President